Exhibit 99.3


							NuTek Inc.
							6330 McLeod Drive, Suite 1
							Las Vegas, NV 89120




                               January 26, 2004

The Depository Trust & Clearing Corporation (DTCC)
55 Water Street
NY, New York 10041
Tel : (212) 855-5489 and 212-855-5486
Fax : (212) 855-5488

       Attn :Mr. Joe Clark and Mr. Mike Ash
             Announcement Division

RE : NAME CHANGE AND AMENDMENT TO BYLAWS

Dear Mr. Clark and Mr. Ash,

We  are  sending  this  letter  per  our  conversations with the reorganization
department related to the above referenced  changes.   I  have  used  the  same
format required by the NASDAQ.

   1.  Please state the old and new company name.

The old company name was Nutek Inc.  Our new company name is Datascension Inc.


   2.  Please provide the new CUSIP number.
         - You can apply for a new number by contacting the CUSIP Service Bureau at 212-438-6565 or you can apply online at www.cusip.com.

The new CUSIP number is 238111  10  8.


   3. Please indicate the effective date of the transaction if other than the filing date.

The effective date is today, January 26, 2004.


   4. Please provide the legal effective date the articles were filed with the Secretary of State.
         - Please include a stamped copy of the Articles of Amendment/Merger Certificate.
                * If a stamped copy is unavailable at the time of filing the amendment, please forward a copy once received from the Secretary of State.

We will forward the stamped copy upon receipt. Attached is a copy of the document filed with the Nevada Secretary of State.


   5. Please state whether shareholder approval is required and if the majority approved the transaction. Please provide an explanation if shareholder approval is not required.

State law required shareholder approval and the majority approved the transaction.


   6.  Please specify the ratio and effective date of the stock split.
         - If there is not a split concurrent with a name change please indicate in your correspondence.

There is no stock split related to this transaction.


   7.  Please provide Transfer Agent contact information.

             Attn.  Sally Flaucher
             Transfer Online, Inc.(TM)
             227 SW Pine Street, Suite 300
             Portland, OR 97204
             [P] 503.227.2950 [F] 503.227.6874


Additionally, we have amended our corporate bylaws related to the following:

       ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER

       1.  FORM; SIGNATURE.

       The certificates for shares of the Corporation shall be in such form as shall be determined by the Board and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall exhibit the registered holder's name and the number and class of shares, and shall be signed by the Chairman, if elected, President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall bear the seal of the Corporation, or a facsimile thereof. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, the signature of any such officer may be a facsimile signature. In case any officer who signed, or whose facsimile signature or signatures were placed on any such certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue. Except as otherwise expressly prohibited by law, and, unless otherwise determined by the Board of Directors, each certificate for shares of the
       Corporation held by a record holder (including but not limited to any broker, dealer, voting trustee, bank, association or other entity that exercises fiduciary powers which holds securities of record in nominee name or otherwise or as a participant in a clearing agency registered pursuant to Section 17A of the Securities Act of 1934, as amended) shall include, in addition to the name of such record holder, the name of any beneficial owner or owners of such shares. For purposes of this Article VI, Section 1, a beneficial owner shall be any person who has or shares, pursuant to an instrument, agreement, or otherwise (i) voting power, which includes the power to vote, or to direct the voting of such security, and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security, as defined in SEC Rule 13d-3 (or any successor rule) under the rules and regulations of the Securities Exchange Act of 1934, as amended.

       2.  UNCERTIFICATED SHARES.

       The Corporation may issue stock in the form of uncertificated shares. Within a reasonable time after the issuance of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to NRS 78.195, 78.1955, 78.196, 78.197, 78.235,
       78.240,  78.242,  78.250  and  78.352,  78.355,  78.360 and/or 78.365 of
       Nevada Revised Statutes, as applicable, or a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights.

       3.  SERIES OF STOCK.

       If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate, provided that, except as otherwise provided in NRS 78.242 of Nevada Revised Statutes, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

       4.  LOST CERTIFICATES.

       The Board may direct a new share certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

       5.  TRANSFER OF SHARES.

       Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

       6.  REGISTERED SHAREHOLDERS.

       Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.


Please contact me at 702-262-2061, ext. 232 if you have any questions about this or any other matter.

Best regards,
Nutek Inc.



Murray N. Conradie
President/CEO